UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 12, 2009

Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 West Wall, Suite 500
Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective January 12, 2009, Doral Energy Corp. (the "Company") amended its Articles of Incorporation in accordance with Article 78.207 of Chapter 78 of the Nevada Revised Statutes by reducing its issued and authorized capital on a 1-for-6.25 basis. Accordingly, the Company’s authorized capital of common stock has been decreased from 2,500,000,000 shares to 400,000,000 shares of common stock, $0.001 par value per share, and the Company’s issued and outstanding shares were reduced correspondingly on a 1-for-6.25 basis.

As a result of the reverse stock split, the number of shares of common stock outstanding was reduced correspondingly from 107,337,550 shares to 17,174,008 shares.

A copy of the Company’s file-stamped Certificate of Change to its authorized capital is attached as an exhibit to this report.

ITEM 7.01	REGULATION FD DISCLOSURE

NEW STOCK SYMBOL

Effective January 23, 2009, as a result of the 1-for-6.25 reverse split, the Company’s trading symbol has been changed from "DENG" to “DEGY”.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit Number	Description of Exhibit

3.1	Certificate of Change Pursuant to NRS 78.209 decreasing the authorized capital of common stock to 400,000,000 shares, par value $0.001 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: January 29, 2009
	By:	/s/ Paul C. Kirkitelos

PAUL C. KIRKITELOS
Vice Chairman of the Board, Chief Financial Officer,
Treasurer and Secretary